As filed with the Securities and Exchange Commission on August 21, 2009

Registration No. 333-58554

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CYMER, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-0175463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17075 Thornmint Court

San Diego, CA 92127

(858) 385-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS ASSUMED BY CYMER, INC.,

ORIGINALLY GRANTED UNDER THE ACTIVE CONTROL EXPERTS, INC. 1993 STOCK OPTION PLAN

(Full Title of the Plan)

Robert P. Akins

Chief Executive Officer and Chairman of the Board

Cymer, Inc.

17075 Thornmint Court

San Diego, CA 92127

(858) 385-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck

Steven M. Przesmicki

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

On April 9, 2001, the registrant filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-58554) registering the sale of up to 336,109 shares of the registrant’s Common Stock, par value $0.001 per share, issuable upon exercise of options originally granted under the Active Control eXperts, Inc. 1993 Stock Option Plan that had been assumed by the registrant when it acquired all of the outstanding shares of common stock of Active Control eXperts, Inc.

The registrant is filing this Post-Effective Amendment No. 1 to the registration statement to deregister any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 21, 2009.

CYMER, INC.

By:	/s/ Robert P. Akins
Robert P. Akins
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer and Chairman of the Board	August 20, 2009
/s/ Robert P. Akins	(Principal Executive Officer)
Robert P. Akins

	Vice President and Interim Chief Financial Officer	August 20, 2009
/s/ Paul B. Bowman	(Principal Financial Officer)
Paul B. Bowman

	Vice President, Corporate Controller and	August 20, 2009
/s/ Rae Ann Werner	Chief Accounting Officer
Rae Ann Werner	(Principal Accounting Officer)

/s/ Charles J. Abbe	Director	August 20, 2009
Charles J. Abbe

/s/ Edward H. Braun	Director	August 20, 2009
Edward H. Braun

/s/ Michael R. Gaulke	Director	August 20, 2009
Michael R. Gaulke

/s/ William G. Oldham	Director	August 20, 2009
William G. Oldham

/s/ Peter J. Simone	Director	August 20, 2009
Peter J. Simone

/s/ Young K. Sohn	Director	August 20, 2009
Young K. Sohn

/s/ Jon D. Tompkins	Director	August 20, 2009
Jon D. Tompkins

3